SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

VERTICAL CAPITAL INCOME FUND
(Exact name of registrant as specified in its charter)

DELAWARE	45-2904236
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

80 Arkay Drive, Suite 110, Hauppauge, NY	11788
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. — ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. — ☐

Securities Act registration statement file number to which this form relates: 333-208597

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS TO BE SO REGISTERED:	NAME OF EACH EXCHANGE ON WHICH EACH CLASS IS TO BE REGISTERED:
Shares of Beneficial Interest no par value per share	New York Stock Exchange LLC

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.         DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The securities to be registered hereunder are shares of beneficial interest with no par value (the “Shares”), of Vertical Capital Income Fund (the “Registrant”). An application for listing of the Shares has been filed with the New York Stock Exchange LLC (“NYSE”). A description of the Shares is contained under the captions “Distribution Policy,” “Description of Capital Structure and Shares,” “Shares,” in the Prospectus, which is a part of Post-effective Amendment No. 5 to the Registration Statement on Form N-2 (Registration Nos. 333-208597 and 811-22554), filed with the Securities and Exchange Commission on January 28, 2019. Such description is incorporated by reference herein. In addition, the above-referenced description included in any Prospectus and Prospectus supplement relating to the Registration Statement filed with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference. Upon listing of Shares on the NYSE, the Registrant will adopt a classified board structure with three classes of trustees. Each class shall consist, as nearly as may be possible, of one-third of the total number of trustees constituting the entire board. Each class will stand for election every three years such that a class shall be elected for a three-year term.

ITEM 2.         EXHIBITS

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VERTICAL CAPITAL INCOME FUND

By:	/s/ Stanton P. Eigenbrodt
Stanton P. Eigenbrodt, Secretary

May 23, 2019